UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 07, 2009

Lions Petroleum Inc
(Exact name of registrant as specified in its charter)

Delaware	000-30285	N/A
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street P.O. Box 393 Washington, VA 22747
(Address of Principal Executive Office) (Zip Code)

540-675-3149

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 08, 2009, Belmont Partners, LLC (the “Seller”) and Lions Petroleum Inc. (the “Company”) entered a material definitive agreement with Xinggen Zhao (the “Buyer”) by which Seller will transfer and assign to Buyer all the shares of common stock it owns in the “Company”, representing approximately 51% of the Company’s outstanding capital stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Lions Petroleum Inc.

Date: July 08, 2009	By:	/s/ Joseph Meuse
Joseph Meuse
Director, President and Secretary